EXHIBIT 99

                                                                  CON-WAY INC.
                                                                  NEWS RELEASE
                                                                     Contacts:
                                   Investor:  Patrick Fossenier 1+650-378-5353
                                   News Media:      Gary Frantz 1+650-378-5335




             CON-WAY INC. REPORTS THIRD-QUARTER RESULTS FOR 2010



SAN  MATEO,  Calif.-November 3, 2010-Con-way Inc. (NYSE:CNW) today reported a net loss to common shareholders for the third quarter of 2010 of $8.2 million

(15 cents per  share).  The results compared to third-quarter 2009 net income to common shareholders of $13.5 million (27 cents per diluted share).



On a non-GAAP basis, third-quarter  earnings  per diluted share were 22 cents in 2010 compared to 38 cents in 2009, excluding the following items:



* 2010  -- a $16.4 million goodwill-impairment charge  related  to  the  2007 acquisition  of  Chic  Logistics,  and  $5.5  million of expense for recent employee severances and the planned consolidation  of  Con-way's  executive offices;



* 2009 -- a change in the accounting estimate for revenue adjustments,  which reduced revenue and operating income at Con-way Freight by $5.4 million.



Both years also included discrete tax adjustments. Additional information  is provided in the attached reconciliation.



Revenue  in  the  third  quarter  of  2010  was $1.27 billion, a 12.1 percent increase from last year's third quarter.  Operating  income in the 2010 third quarter was $12.5 million, compared to $41.1 million in  the  third quarter a year ago.



The  third-quarter  tax  provision in 2010 was $6.7 million and in  2009  was

$11.5 million.  There was  no  tax  benefit  in  2010 from the non-deductible goodwill impairment charge. Excluding the effect of  goodwill  impairment and discrete items, the third-quarter effective tax rate was 42.6 percent in 2010 compared to 37.0 percent in 2009.



Douglas  W. Stotlar, Con-way's president and CEO, noted that while  corporate office consolidation and severance costs reduced current-quarter profits, key operating metrics for Con-way Freight improved as the quarter progressed.



"The lingering  effects  of the LTL tonnage surge from earlier this year left our LTL business with higher  variable  costs  as  we  entered  the quarter,"

Stotlar  noted.  "In  August,  we  implemented  specific  actions  to improve performance  at  Con-way  Freight.  As  a  result,  we've seen variable costs decline, pricing improve and tonnage levels moderate."



"We came out of the quarter with positive momentum," he added. "We have set a deliberate course for improvement and we are making steady  progress which we expect will continue through the fourth quarter."



Menlo Worldwide Logistics posted its third consecutive quarterly  improvement over  2009,  excluding impairment charges. "Menlo once again delivered  solid growth in revenues,  net  revenues and operating income. Our supply chain and logistics company is executing  well  across  all  of  its principal business lines," Stotlar said.



Con-way  Truckload's results were affected by external factors  which  raised operating  costs,  and  shipper  demand  that moderated toward the end of the quarter. "Revenue per loaded mile improved  as  pricing  remained  relatively stable.  We expect results to improve as Con-way Truckload continues to focus on  higher-margin  opportunities  and  increasing asset utilization," Stotlar concluded.


Operating results in the 2010 third quarter for Con-way's reporting segments were as follows:


FREIGHT



For  the  2010  third  quarter,  Con-way  Freight, the  company's  less-than-

truckload (LTL) operation, reported:



  *  Revenue  of $797.1 million, a 13.1 percent  increase  over  last  year's third-quarter revenue of $704.5 million.



  *  Yield increased  3.1  percent  from  the  previous-year  third  quarter.

     Excluding the fuel surcharge, yield increased 0.9 percent.



  *  Weight  per  day  increased  8.7  percent  over  the previous-year third quarter.



  *  Operating  income  of $13.1 million, compared to $22.8  million  in  the year-ago period.  Higher  purchased  transportation, temporary labor and rental equipment expense in the first  half  of  the  quarter  adversely

     affected  results.   Severance  and  office consolidation costs and  the

     partial reinstatement of 2009's employee  wage  and  benefit  reductions also added $4.4 million and approximately $19 million, respectively,  to

     operating  expense.   The  2009  third quarter included the $5.4 million

     effect  of  the  change  in  accounting   estimate  related  to  revenue

     adjustments.



  *  Operating ratio of 98.4 in the 2010 third quarter  compared  to  96.8 in the previous-year period.



LOGISTICS



For  the  third  quarter  of  2010,  Menlo Worldwide Logistics, the company's global logistics and supply chain management operation, reported:



  *  Revenue of $370.0 million, up 6.8  percent  from  the  prior-year third-

     quarter revenue of $346.4 million.



  *  Net revenue of $140.7 million, which increased 7.2 percent  from  $131.3 million in the same period of last year, due primarily to an increase in revenue from warehouse management services.



  *  Operating  loss  of  $6.3  million, compared to operating income of $9.5

     million  earned in the third  quarter  of  2009.   Excluding  the  $16.4

     million goodwill-impairment  charge,  third-quarter  operating income in

     2010  was  $10.1  million, a 6.3 percent increase from $9.5  million  in

     2009, due largely to the growth in net revenue.



TRUCKLOAD



For  the  third quarter of  2010,  Con-way  Truckload,  the  company's  full-

truckload transportation operation, reported:



  *  Revenue  of  $140.7  million,  a 3.8 percent decline from the prior-year third-quarter revenue of $146.3 million.  Lower total miles and a higher proportion of empty miles led to  a  decline  in  tractor  productivity,

     reflecting  changes  in  fleet composition that had fewer higher-mileage

     driver  teams  and  proportionally   more   single   drivers.  Partially

     offsetting the decline were higher fuel surcharges and  improved revenue per loaded mile (excluding fuel surcharges).



  *  Operating  income of $5.5 million, compared to $10.6 million  earned  in last year's  third  quarter, which included a $2.3 million loss from the sale of tractors.



  *  Operating ratio on revenue,  exclusive  of  fuel surcharges, was 95.3 in the  third quarter of 2010, compared to 91.7 in  the  third  quarter  of

     2009.



  Revenue and  operating  income  also  were  adversely affected, to a lesser extent,  by Hurricane Alex, which in July flooded  the  Mexico  border  and stranded portions of Con-way Truckload's trailer fleet.



CON-WAY OTHER



Con-way Other includes the company's Road Systems, Inc. trailer-manufacturing unit  as well  as  other  corporate  activities.  These  activities  produced essentially break-even results in the 2010 third quarter compared to a prior-

year third-quarter operating loss of $1.8 million, which relates primarily to corporate reinsurance activities.


INVESTOR CONFERENCE CALL

Con-way will host a conference call for the investment community later today,

Wednesday,   November  3,  beginning at 4:00 p.m. Eastern Daylight Time (1:00

p.m. Pacific).



The call can be accessed by  dialing  (866)  264-3634  or (706) 643-3632 (for

international   callers)   and   is   expected  to  last  approximately   one

hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available  through a live internet webcast at www.con-way.com, in the investor relations section.



An audio replay will be available for two weeks  following  the  call dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 16993950.  An Internet replay of the presentation will also be available at the Con-way website.


About Con-way -- Con-way Inc. (NYSE:CNW) is a $4.3 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload freight transportation, as well as logistics, warehousing, multimodal and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, in tangible assets and other long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2009 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.




             ****************************************************



                                Con-way Inc.
               Consolidated Statements of Operating Results
              (Dollars in thousands except per share amounts)

                               Three Months Ended          Nine Months Ended
                                  September 30               September 30,
                               --------------------      --------------------
                                 2010         2009         2010         2009
                               --------    --------      --------    --------

REVENUE

   Freight                     $  797,078     704,459   $2,339,046   1,927,623
   Logistics [a]                  370,049     346,352    1,111,007     990,451
   Truckload                      140,655     146,251      426,725     424,332
   Other                           10,416       3,858       36,274      14,384
   Inter-segment Revenue
      Eliminations                (48,015)    (67,479)    (174,695)   (204,084)
                               -----------  ----------   ----------  ----------
                               $1,270,183   1,133,441    3,738,357   3,152,706
                               ___________  __________   __________  __________


OPERATING INCOME (LOSS)

    Freight[b] [c]             $   13,062      22,816       27,135      48,423
    Logistics [d] [e]              (6,282)      9,532       19,582      22,305
    Truckload [f]                   5,475      10,620       13,582    (115,179)
    Other                             246      (1,834)       2,034       1,239
                                ---------    ---------   ----------  ----------
                                   12,501      41,134       62,333     (43,212)


    Other Expense, net             14,034      16,110       46,469      48,204
                                ---------     --------   ----------  ----------

Income (Loss) before Income
    Tax Provision                  (1,533)     25,024       15,864     (91,416)
    Income Tax Provision
                                    6,695      11,532       14,266      14,402
                                ----------    --------   ----------  ----------

Net Income (Loss)                  (8,228)     13,492        1,598    (105,818)
                                ----------   ---------   ----------  ----------


    Preferred Stock Dividends           -           -            -       3,189

                                ---------    ---------   ----------  ----------
NET INCOME (LOSS) APPLICABLE
  TO COMMON SHAREHOLDERS       $   (8,228)     13,492        1,598    (109,007)
                                __________   _________   __________   _________


Weighted-Average Common Shares Outstanding

  Basic                        54,286,677   48,862,692   51,780,610  47,009,642
  Diluted                      54,286,677   49,497,740   52,410,846  47,009,642


Income (Loss) Per Common Share

  Basic
                                 $ (0.15)     $ 0.28        $ 0.03      $(2.32)

                                 ---------    --------    ---------    --------

  Diluted
                                 $ (0.15)     $ 0.27        $ 0.03      $(2.32)




                    ****************************************************



[a] Logistics' net revenue

   Revenue                    $  370,049     346,352     1,111,007    990,451
   Purchased transportation
     expense                    (229,320)   (215,048)     (683,232)  (606,544)
                               ----------   ---------    ----------  ---------
   Net revenue                $  140,729     131,304       427,775    383,907
                               __________   _________    __________  _________


[b] Includes $4.4 million of current-year third-quarter expense at Con-way
    Freight for executive severences and the planned consolidation of Con-way's executive offices. In connection with these events, $5.5 million of expenses were recognized by Con-way and allocated across all reporting segments, with the Freight segment incurring the predominant amount of the related expense.

[c] Includes a prior-year third-quarter change in accounting estimate, which increased the allowance for revenue adjustments and decreased both revenue and operating income by $5.4 million.

[d] Includes a $16.4 million current-year third-quarter goodwill-impairment charge.

[e] Includes a $2.8 million current-year first-quarter charge for the write-off of a customer-relationship intangible asset.

[f] Includes a $134.8 million prior-year first-quarter goodwill-impairment charge.



                   ***************************************



                                  Con-way Inc.
         Reconciliation of GAAP Financial Measure to Non-GAAP Financial Matters
                  (Dollars in thousands except per share amounts)

                               Three Months Ended          Nine Months Ended
                                  September 30               September 30,
                               --------------------      --------------------
                                 2010         2009         2010         2009
                               --------    --------      --------    --------

Net Income (Loss) Applicable   $   (8,228)     13,492   $    1,598    (109,007)
  to Common Shareholders

 Before-Tax Reconciling Items
   Goodwill impairment            (16,414)          -      (16,414)   (134,813)
   Customer-relationship
     intangible-asset impairment        -           -       (2,767)          -
   Employee-separation costs       (5,490)          -       (5,490)          -
   Change in accounting estimate        -      (5,359)           -      (5,359)
                               -----------  ----------   ----------  ----------
                               $  (21,904)     (5,359)     (24,671)   (140,172)
                               ___________  __________   __________  __________


 Tax-Related Reconciling Items

    Tax effect of items above  $    2,141       2,090        2,833       2,090
    Discrete tax adjustments         (356)     (2,265)         663       1,829
                                 ---------    ---------   ----------  ---------
                                    1,785        (175)       3,496       3,919
                                 _________    _________   __________  _________


Adjusted Non-GAAP Financial Measures:
 Net Income Available to        ---------     --------   ----------  ----------
     Common Shareholders        $  11,891      19,026       22,773      27,246
                                _________     ________   __________   _________

 Net Income Per Diluted
     Common Share               $    0.22        0.38         0.43        0.57
                                _________     ________   __________   _________
                                _________     ________   __________   _________
 Diluted Common
     Shares Outstanding        54,800,059   49,497,740   52,410,846  47,476,691

Information About Non-GAAP Finacial Measures:

     Con-way provides adjusted net income and earnings per share as additional information to investors. These measures are not in accordance with generally accepted accounting principles in the United States ("GAAP"). Con-way's non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Con-way believes that the non-GAAP financial measures provide meaningful information to assist investors and analysts in understanding Con-way's financial results because they exclude items that may not be indicative or are unrelated to Con-way's core operating results. However, because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures across companies. Investors are strongly encouraged to review Con-way's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.




                   ***************************************

                                 Con-way Inc.
                     Consolidated Condensed Balance Sheets
                            (Dollars in thousands)


                           Septmber 30,               December 31,
                              2010                        2009
ASSETS

Current assets        $    1,108,904              $      1,076,894
Property, plant
 and equipment, net        1,394,905                     1,375,273
Other assets                 419,428                       444,050
                       -------------              ----------------
      Total Assets    $    2,923,237              $      2,896,217
                       _____________              ________________



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities   $      688,476              $        791,484
Long-term debt
 and capital leases          781,711                       760,789
Other long-term
 liabilities and
 deferred credits            600,929                       657,215
Shareholders'
  equity                     852,121                       686,729
                       -------------              ----------------
 Total Liabilities and
 Shareholders' Equity  $   2,923,237              $      2,896,217
                       _____________              ________________